UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

Fermi Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42888	33-3560468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 S. Taylor St., Suite 301

Amarillo, TX 79101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (214) 894-7855

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FRMI	The Nasdaq Stock Market LLC
Common Stock, $0.001 par value	FRMI	The London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Indenture and Notes

On July 14, 2026, Fermi Inc., a Texas corporation (the “Company”), consummated the issuance of $375 million aggregate principal amount of its 5.00% convertible senior notes due 2031 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Concurrently with the closing of the offering, on July 14, 2026, the Initial Purchasers (as defined below) of the Notes elected to the exercise in full the $56.25 million option granted to them, generating total gross proceeds of $431.25 million. The Notes bear cash interest at a rate of 5.00% per year, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2027. The Notes are convertible into cash, shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), or a combination thereof, at the Company’s election, and may be settled as described in the Indenture (as defined below). The Notes will mature on July 15, 2031 (the “Maturity Date”), unless earlier repurchased, redeemed or converted.

The total net proceeds from the offering of the Notes were approximately $416.81 million, after deducting fees and estimated expenses payable by the Company. The Company used approximately $34.5 million of the total net proceeds from the Notes to pay the cost of the Capped Call Transactions (as defined below) entered into in connection with the offering. The Company intends to use the remainder of the net proceeds for general corporate purposes.

The Company issued the Notes pursuant to an indenture, dated as of July 14, 2026 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

Prior to the close of business on the business day immediately preceding April 15, 2031, the Notes will be convertible at the option of the holders only under certain conditions and during certain periods. On or after April 15, 2031, until the close of business on the second scheduled trading day immediately preceding the Maturity Date, holders may convert their Notes, at their option, irrespective of these conditions.

The conversion rate for the Notes will initially be 105.0862 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $9.52 per share of Common Stock). The conversion rate and the corresponding conversion price will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. The Company may redeem for cash all or part of the Notes (subject to the partial redemption limitation described in the Indenture), at its option, on or after July 20, 2029 and prior to the 31st scheduled trading day immediately prior to the Maturity Date, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (as defined in the Indenture). In addition, following certain corporate events that occur prior to the Maturity Date of the Notes or if the Company delivers a notice of redemption in respect of the Notes, the Company will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period.

The Indenture provides for customary events of default, which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults with respect to certain other indebtedness; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on such Notes to be immediately due and payable.

The Notes will be the Company’s general unsecured obligations and will rank senior in right of payment to all of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes, equal in right of payment with all of the Company’s current and future liabilities that are not so subordinated, and effectively junior to all of the Company’s current and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will rank structurally junior to all indebtedness and other liabilities (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) of the Company’s subsidiaries.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and the Form of Note, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Capped Call Transactions

In connection with the pricing of the Notes on July 9, 2026, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with one or more financial institutions (the “Option Counterparties”), and in connection with the exercise in full of the option granted to the Initial Purchasers of the Notes, on July 14, 2026, the Company entered into additional capped call transactions (such additional capped call transactions, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with the Option Counterparties. The Company used approximately $34.5 million of the total net proceeds from the offering of the Notes to pay the cost of the Capped Call Transactions.

The Capped Call Transactions are generally expected to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or, at the Company’s election (subject to certain conditions), offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, upon any conversion of the Notes, with such reduction and/or offset subject to a cap. The Capped Call Transactions have an initial cap price of $14.64 per share, which represents a premium of approximately 100% over the closing price of the Common Stock on the Nasdaq Global Select Market on July 9, 2026, and is subject to certain adjustments under the terms of the Capped Call Transactions. The Capped Call Transactions cover, subject to customary adjustments substantially similar to those applicable to the Notes, the number of shares of the Common Stock initially underlying the Notes.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes, and will not change the rights of the holders of the Notes under such Notes.

The description of the Capped Call Transactions above is qualified in its entirety by reference to the text of the form of capped call confirmation, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and Item 7.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement, dated July 9, between the Company and the Initial Purchasers, pursuant to which the Company sold the Notes to the Initial Purchasers. The Notes and the underlying shares of the Common Stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the Common Stock. The maximum number of shares of the Company’s Common Stock issuable upon conversion of the Notes, including pursuant to any increase in the conversion rate for any Notes converted in connection with a make-whole fundamental change or a notice of redemption, is 58,913,925, based on the initial maximum conversion rate of 136.6120 shares of Common Stock per $1,000 principal amount of Notes, subject to the effect of customary antidilution provisions in the Indenture.

Item 7.01. Regulation FD Disclosure.

On July 15, 2026, the Company issued a press release announcing the closing of the offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished in this Current Report pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Neither this Current Report on Form 8-K nor the press release filed as Exhibit 99.1 hereto constitutes an offer to sell or a solicitation of an offer to buy the Notes, any shares of the Common Stock issuable upon conversion of the Notes, or any other securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offer of the Notes will be made only by means of a private offering memorandum.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated July 14, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 5.00% Convertible Senior Note due 2031 (included in Exhibit 4.1).
10.1	Form of Capped Call Confirmation.
99.1	Press Release, dated July 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERMI INC.

Date: July 15, 2026	By:	/s/ George Wentz
	Name:	George Wentz
	Title:	General Counsel

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